Exhibit 99.1

FOR IMMEDIATE RELEASE

The Cannaisseur Group, Inc. (TCRG) Officially Goes Public on the OTC Markets, Clears 15c211 with FINRA, and Achieves DTC Eligibility

Atlanta, GA – January 31, 2025 – The Cannaisseur Group, Inc. (OTC Pink: TCRG) (“TCG” or the “Company”), a trailblazer in the wellness industry, proudly announces its debut as a publicly traded company on the OTC Pink Market under the ticker symbol TCRG. Adding to this milestone, TCG has successfully cleared its 15c211 filing with FINRA, further solidifying its status as a fully compliant publicly traded entity. Additionally, TCG has secured DTC Eligibility, enhancing the ease and efficiency of trading for investors.

The Company’s DTC Eligibility was completed through VStock Transfer, its designated Transfer Agent, further streamlining the trading process. The Depository Trust Company (DTC), a subsidiary of The Depository Trust & Clearing Corporation (DTCC), is responsible for the electronic clearing and settlement of publicly traded securities. With DTC Eligibility, TCG’s shares can now be traded with greater speed and reduced costs, making the investment process more accessible and efficient.

A Defining Moment in TCG’s Evolution

This landmark achievement signals a transformative new chapter in The Cannaisseur Group’s journey as a leader in wellness, sustainability, and functional innovation.

Floretta Gogo, CEO of The Cannaisseur Group, stated:

“Becoming a publicly traded company on the OTC Markets unlocks incredible opportunities for growth and investment. Achieving DTC Eligibility ensures our shareholders benefit from a seamless trading experience. We are thrilled to leverage these advancements to drive innovation, expand our market footprint, and create long-term value. Our commitment to cutting-edge wellness solutions and sustainable practices is now amplified by increased market visibility and accessibility.”

Positioned for Market Expansion

The Cannaisseur Group is strategically positioned to capitalize on the booming wellness sector, particularly in functional beverages, hemp-based nutraceuticals, and eco-conscious products. With the global functional beverage market projected to surpass $208 billion by 2025, TCG is primed to seize this massive growth opportunity.

Key Investment Highlights:

☑ Pioneering Wellness Solutions: Developing innovative functional products, including beverages and nutraceuticals, tailored to evolving consumer health needs.
☑ Sustainability at Its Core: Commitment to eco-friendly cultivation, manufacturing, and product development.
☑ Strategic Growth & Expansion: Strengthening partnerships and acquisitions to fuel innovation and market reach.
☑ Market Potential: Positioned to thrive within the high-growth global health and wellness industry.

Investors can now track The Cannaisseur Group’s stock under the symbol TCRG on the OTC Pink Market.

For the latest company updates and investor information, visit The Cannaisseur Group’s website or contact the Company directly.

About The Cannaisseur Group, Inc.

The Cannaisseur Group, Inc. (OTC Pink: TCRG) is an industry leader in wellness innovation, dedicated to developing science-backed functional products. The Company’s diverse portfolio includes functional beverages, nutraceuticals, and sustainable consumer goods. Committed to promoting healthier lifestyles through innovation, strategic partnerships, and acquisitions, TCG blends cutting-edge science with eco-conscious values to meet the growing consumer demand for wellness-driven solutions.

About OTC Markets Group

OTC Markets Group operates the OTCQX® Best Market, OTCQB® Venture Market, and OTC Pink® Open Market, providing a transparent trading environment for over 10,000 U.S. and international securities. The OTC Pink Market serves as an accessible platform for early-stage growth companies, enabling them to build shareholder value and transition to higher-tier markets as they expand.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current expectations regarding future financial performance, shareholder value, market expansion, and strategic growth initiatives. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those projected. The Company assumes no obligation to update forward-looking statements, except as required by law.

Contact Information:

Jordan Balencic, Investor Relations
Email: jordan@thecannaisseurgroup.com
Website: thecannaisseurgroup.com